SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

Filed by Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to Sec. 240.14a-12

Baillie Gifford Funds

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

BAILLIE GIFFORD POSITIVE CHANGE EQUITIES FUND

Dear Baillie Gifford Shareholder:

Recently, we sent you proxy material regarding a special meeting of shareholders scheduled for July 6, 2022 for the Baillie Gifford Positive Change Equities Fund.

The purpose of the meeting is for shareholders to vote on a proposal that provides for the reorganization of the Baillie Gifford Positive Change Equities Fund into the Vanguard Baillie Gifford Global Positive Impact Stock Fund. Your vote is critical to helping us reach quorum. The presence (in person or by proxy) of a certain number of Fund shareholders entitled to vote at the meeting (a “quorum”) is needed to approve the reorganization.

Because your vote is critical, our outreach to you will continue until there is sufficient voting to reach quorum.

You are valued shareholder, and your vote is important.

Please Vote Today!

1-833-782-7192

By voting now, you will help avoid the additional cost and inconvenience of additional mailings and phone calls.

The Board of Trustees of the Baillie Gifford Funds unanimously recommends a vote “FOR” the proposal.

We’ve made it very easy for you to vote by choosing one of the following options:

•	Call a proxy voting specialist today at 1-833-782-7192. Representatives are available weekdays from 9 a.m. to 10 p.m. ET. You can vote with a representative even if you don’t have your proxy card. Or, you can call the toll-free touchtone phone number located on your proxy card, enter the control number, and follow the prompts.

•	Vote online at www.proxyvote.com by entering the control number on the enclosed proxy card and following the prompts.

•	Vote by mail by completing, signing, and dating the enclosed proxy card and returning it in the pre-paid envelope provided in this package.

We appreciate you taking the time to vote your shares today!

BGR1

URGENT: YOUR VOTE IS CRITICAL

Dear Valued Baillie Gifford Investor:

Recently, we sent you proxy material regarding a special meeting of shareholders scheduled for July 6, 2022 for the Baillie Gifford Positive Change Equities Fund.

The purpose of the meeting is for shareholders to vote on a proposal that provides for the reorganization of the Baillie Gifford Positive Change Equities Fund into Vanguard Baillie Gifford Global Positive Impact Stock Fund. Your vote is critical to helping us reach quorum. The presence (in person or by proxy) of a certain number of shareholders entitled to vote at the meeting (a “quorum”) is needed to approve the reorganization. The Board of Trustees of the Baillie Gifford Funds recommends that you vote “FOR” the proposal.

We urge you to vote as soon as possible in order to obtain a sufficient number of votes to hold the meeting as scheduled.

Join your fellow holders and vote today!

As an important shareholder of the Baillie Gifford Positive Change Equities Fund your vote is critical and your immediate participation is needed.

The Baillie Gifford Positive Change Equities Fund offer three easy methods for you to vote:

VOTE ONLINE	VOTE BY MAIL	VOTE BY PHONE
Visit www.proxyvote.com and enter the control number that appears on your enclosed proxy card. Follow the on-screen prompts to vote.	Return the executed proxy card in the postage-paid envelope provided so it is received before July 6, 2022.

Call 1-833-782-7192 Monday through Friday, 9 a.m. to 10 p.m. ET, to speak with a proxy specialist.

OR

If you have your proxy materials, call the number listed on your enclosed proxy card and follow the touch-tone prompts to vote.

We truly appreciate your investment and regret any inconvenience as a result of this process. Thank you again for your help and support.

BGR1